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                                    SERVICE AGREEMENT
                   BETWEEN NIKO CONSULTING AND MANAGEMENT (1995) LTD.
                                AND DSP SEMICONDUCTORS LTD.

THIS SERVICE AGREEMENT is made and entered into this 15th day of August, 1996, by and between DSP Semiconductors Ltd., an Israeli company (the "Corporation"), and Niko Consulting and Management (1995) Ltd., an Israeli company (the "Contractor").

                                    RECITAL

The Corporation desires to engage the services of Igal Kohavi ("Kohavi") as the Chairman of the Board of Directors of the Corporation and of the Board of Directors of its parent company, DSP Group, Inc., and the Contractor is willing to make available those services, on the terms and subject to the conditions set forth herein.

                                   AGREEMENT

NOW THEREFORE, the parties hereto hereby agree as follows:

1.  DUTIES OF THE PARTIES

    a. General. The Corporation hereby contracts with the contractor to hire the services of Kohavi, and the Contractor hereby agrees to provide those services to the Corporation, on the terms and conditions hereinafter set forth.

        It is clearly understood that the services of Kohavi are provided by the Contractor on an independent contractor basis, and that no employer-employee relationship will exist between the Corporation and Kohavi.

    b. Corporation's Duties. The Corporation shall allow Kohavi to, and Kohavi shall, perform responsibilities normally incident to his position as Chairman, commensurate with his background, education, experience and professional standing. The Corporation shall provide Kohavi with the use of a private office, stenographic help, office equipment, supplies, customary services and cooperation suitable for the performance of his duties.

    c. Kohavi's Duties. Unless otherwise agreed to by the parties, Kohavi shall serve as the Corporation's Chairman as well as the Chairman of the Board of Directors of its parent company, DSP Group, Inc. Kohavi shall devote on average thirty (30) hours per week of his productive time, attention, energy, and skill to the business of the Corporation during the service period set forth below. Kohavi shall report directly to the Corporation's Board of Directors. Kohavi is expected to work approximately one hundred twenty (120) days per annum for the Corporation.

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2.  TERM.

    This Agreement shall commence as of October 1, 1995, and shall continue for a period of three (3) years, unless sooner terminated under the terms of this Agreement. Thereafter, this Agreement may be renewed by the Contractor and the Board of Directors of the Corporation and the Board of Directors of its parent company, DSP Group, Inc. (as the case may be) on such terms as the parties may agree to in writing. Absent written notice to the contrary thirty (30) days prior to the end of the service period, this Agreement will be renewed for consecutive one (1) year extensions. As used herein, the term "service period" refers to the entire period of service hereunder, including any agreed-to extension.

3.  COMPENSATION

    As compensation for the services provided under this agreement, the Corporation shall pay the Contractor sums as follows:

    a. Fixed Payment. A fixed annual sum of Two Hundred and Fifty Thousand Dollars ($250,000), plus VAT. The Corporation agrees to review the fixed sum following the end of each twelve (12) month period during the service period based upon Kohavi's services and the Corporation's financial results during the calendar year, and to make such increase as may be determined appropriate in the discretion of the Corporation's Board of Directors.

    b.  Payment.  The above sum shall be payable on a monthly basis.

    c. Bonus Compensation. During the service period, the Corporation shall pay the Contractor a bonus or bonuses at the discretion of the Board of Directors, based on the performance of Kohavi.

    d. The Corporation shall provide Kohavi with Director and Officer Insurance, if reasonably available to the Corporation, similar in coverage and effect to that covering its other officers and directors. Kohavi shall in no event receive less insurance coverage than that available to any other officer or director. The Corporation shall, at a minimum, keep in full force and effect its indemnification agreement previously entered into with Kohavi.

4.   EXPENSES.

    The Corporation shall reimburse the contractor for Kohavi's normal and reasonable expenses incurred for travel, entertainment and similar items in promoting and carrying out the business of the Corporation in accordance with the Corporation's general policy as adopted by the Corporation's management from time to time. As a condition of reimbursement, the Contractor agrees to provide the Corporation with copies of all available invoices and receipts, and otherwise account to the Corporation


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    in sufficient detail to allow the Corporation to claim an income tax deduction for such paid item, if such item is deductible. Reimbursements shall be made on a monthly, or more frequent basis. The Corporation shall also reimburse the Contractor for all professional membership dues incurred by Kohavi, if any; all technical books purchased by Kohavi; and all moving and relocation expenses, incurred by Kohavi at the Corporation's request.

5.  CONFIDENTIALITY AND COMPETITIVE ACTIVITIES

    The Contractor agrees that during the service period, Kohavi will be in a position of special trust and confidence and have access to confidential and proprietary information about the Corporation's business and plans. The Contractor undertakes that Kohavi will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stock-holder, corporate officer, director, or in any similar individual or representative capacity, engage or participate in any business that is in competition with the Corporation. Notwithstanding anything in the foregoing to the contrary, Kohavi shall be allowed to invest as a shareholder in publicly-traded companies, or through a venture capital firm or an investment pool in which he has no active role. As a precondition of his engagement, the Corporation may require Kohavi to personally sign this undertaking.

6.  TRADE SECRETS.

    a. Special Techniques. It is hereby agreed that the Corporation has developed or acquired certain products, technology, unique or special methods, manufacturing and assembly processes and techniques, trade secrets, special written marketing plans and special customer arrangements, and other proprietary rights and confidential information and shall during the service period continue to develop, compile and acquire said items (all hereinafter collectively referred to as the "Corporation's Property"). It is expected that Kohavi will gain knowledge of and utilize the Corporation's Property during the course and scope of his engagement with the Corporation, and will be in a position of trust with respect to the Corporation's Property.

    b. Corporation's Property. It is hereby stipulated and agreed that the Corporation's Property shall remain the Corporation's sole property. In the event that this Agreement is terminated, for whatever reason, The Contractor agrees that Kohavi will not copy, make known disclose or use, any of the Corporation's Property without the Corporation's prior written consent which may be unreasonably withheld. In such event, the Contractor further agrees for itself and for Kohavi, not to endeavor or attempt in any way to interfere with or induce a breach of any prior proprietary contractual relationship that the Corporation may have with any employee, customer, contractor, supplier, representative, or distributor for nine (9) months. The Contractor agrees upon termination of his agreement to cause Kohavi to deliver to the Corporation all confidential papers, documents, records,


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        lists and notes (whether prepared by Kohavi or others) comprising or containing the Corporations' Property. The Corporation recognizes that violation of covenants and agreements contained in this Section 6 may result in irreparable injury to the Corporation which would not be fully compensable by way of money damages. As a precondition of his engagement, the Corporation may require Kohavi to personally sign this undertaking.

    c. Covenant Not to Compete. For a period of one (1) year from the date of any termination of this agreement with the Corporation, the Contractor and/or Kohavi shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, Director, or in any other individual or representative capacity, engage or participate in any activities within the States of Israel and California, which are the same as, or competitive with, the activities in which the Corporation is presently engaged. As a precondition of his engagement, the Corporation may require Kohavi to personally sign this undertaking.

7.   TERMINATION

    a. General. The Corporation may terminate this Agreement without cause, by written notice. The Contractor may voluntarily terminate his agreement hereunder upon ninety (90) days' advance written notice to the Corporation.

    b. Termination for Cause. The Corporation may immediately terminate this agreement at any time for cause. Termination for cause shall be effective from the receipt of written notice thereof to the Contractor specifying the grounds for termination and all relevant facts. Cause shall be deemed to include: (i) neglect of Kohavi's duties or a violation of any of the provisions of this Agreement, which continues after written notice and a reasonable opportunity (not to exceed thirty (30) days) in which to cure; (ii) fraud, embezzlement, defalcation or conviction of any felonious offense; or
        (iii) any intentional imparting of confidential information relating to the Corporation or its business to competitors or to other third parties other than in the course of carrying out of the duties hereunder. The Corporation's exercise of its rights to terminate with cause shall be without prejudice to any other remedy it may be entitled at law, in equity, or under this Agreement.

    c. Termination Upon Death or Disability. This Agreement shall automatically terminate upon Kohavi's death. In addition, if any disability or incapacity of Kohavi to perform his duties as the result of any injury, sickness, or physical, mental or emotional condition continues for a period of thirty (30) business days out of any one hundred twenty (120) calendar-day period, the Corporation may terminate this Agreement upon written notice.


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    d.  Compensation Upon Termination.  Notwithstanding any provisions of this Agreement, the Corporation may terminate this Agreement for any reason. If the Corporation terminates this Agreement without cause (including upon death or disability as specified in paragraph c above), the Corporation shall pay the Contractor an amount equal to the monthly fixed payment at the then-current rate, multiplied by the number nine (9). The Corporation shall not pay any amount of compensation if this Agreement is terminated by the Corporation for cause. If the Contractor voluntarily terminates this agreement no compensation shall be due. In the event of a nonrenewal by the Corporation, the Corporation shall pay to the Contractor as a compensation an amount equal to the fixed monthly payment at the then-current rate, multiplied by the number (6).

8.  CORPORATE OPPORTUNITIES.

    a. Duty to Notify. In the event that the Contractor or Kohavi, during the service period, shall become aware of any business opportunity related to the Corporations' digital signal processing business, they shall promptly notify the Corporation's Directors of such opportunity. The Contractor or Kohavi shall not appropriate for themselves, or for any other person other than the Corporation, or any affiliate of the Corporation, any such opportunity unless, as to any particular opportunity, the Board of Directors of the Corporation fails to take appropriate action within thirty (30) days. The Contractor's and Kohavi's duty to notify the Corporation and to refrain from appropriating all such opportunities for thirty (30) days shall neither be limited by nor shall such duty limit, the application of the general law relating to the fiduciary duties of agents or officers.

    b. Failure to Notify. In the event that the Contractor of Kohavi fails to notify the Corporation of, or so appropriates, any such opportunity without the express written consent of the Board of Directors, the Contractor shall be deemed to have violated the provisions of this Section, notwithstanding the following:
           i. The capacity in which such opportunity was acquired; or
          ii. The probable success in the Corporation's hands of such opportunity.

9.   MISCELLANEOUS

    a. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes and replaces any prior agreements and understandings, whether oral or written between them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement.


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    b.  No Implied Waivers.  The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provisions.

        c. Personal Services. It is understood that the services to be performed by Kohavi hereunder are personal in nature and the obligations to perform such services and the conditions and covenants of this Agreement cannot be performed by the Contractor through any other person, or assigned by Kohavi. Subject to the foregoing, and except as otherwise provided herein, this Agreement shall inure to the benefit of and bind the successors and assigns of the Corporation.

        d. Indemnity. It is expressly agreed that Kohavi is the employee of the Contractor only. The Contractor undertakes to make all necessary payments to the tax and National Insurance authorities in respect of Kohavi, and further undertakes to immediately indemnify the Corporation for any liability that may be imposed on it for any failure of the Contractor. The Corporation shall be entitled to set off any sum owed to it by the Contractor pursuant to the indemnification obligations under this provision.

        e. Severability. If for any reason any provision of this Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions hereof shall not be affected thereby; provided that no such severabilty shall be effective if it causes a material detriment to any party.

    f. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    g. Notices. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, or if given by prepaid telegram, or mailed first-class, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given seventy-two (72) hours after such delivery, if addressed to the other party at the addresses as set forth on the signature page below. Either party hereto may change the address to which such communications are to be directed by given written notice to the other party of such change in the manner above provided.
                      [Remainder of page intentionally left blank]


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    h.  Merger, Transfer of Assets, or Dissolution of the Corporation.  This
        Agreement shall not be terminated by any dissolution of the Corporation resulting from either merger or consolidation in which the Corporation is not the consolidated or surviving corporation or a transfer of all or substantially all of the assets of the Corporation. In such event, the rights, benefits and obligations herein shall automatically be assigned to the surviving or resulting corporation or to the transferee of the assets.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above


DSP Semiconductors, Ltd.                  Niko Consulting and Management
and Israeli company                       an Israeli company (1995) Ltd.


By: /s/ Eli Ayalon                        By:  /s/ Igal Kohavi
   ---------------------------               ----------------------------
Name:  Eli Ayalon                         Name:  Igal Kohavi
Title: President and CEO                  Title: President


Agreed by:

DSP Group, Inc.
a Delaware corporation


By: /s/ Eli Ayalon
   -----------------------------------------
Name:  Eli Ayalon
Title: President and Chief Executive Officer

I, Igal Kohavi, an employee of Niko Consulting and Management (1995) Ltd., will cause that the Contractor fulfill its obligations under the above Service Agreement and will personally render the services required of the Contractor under the above Services Agreement.


                                /s/  Igal Kohavi
                                ------------------------------
                                     Igal Kohavi


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